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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration statement of PICO Holdings, Inc. on Form S-3 of our reports dated March 26, 1999, January 26, 2000, as to Note 22 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement disclosed in Note 22) appearing in the Annual Report on Form 10-K/A of PICO Holdings, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration statement.


Deloitte & Touche LLP
San Diego, California
February 4, 2000